SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(760) 607-8268

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On March 5, 2018, TYG Solutions, Inc. (the “Registrant” or the “Company”) received notification from the Securities and Exchange Commission (the “Commission”) that its independent registered public accounting firm, Weinberg & Baer, LLC (“Weinberg”), had been suspended from appearing or practicing before the Commission.

Weinberg audited the Company’s financial statements for the years ended December 31, 2015 and December 31, 2016. The audit report of Weinberg on the Company’s financial statements for the years ended December 31, 2015 and December 31, 2016, was qualified with the following going concern language: The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred an operating loss since inception. Further, as of December 31, 2016, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years and subsequent interim period preceding suspension, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Weinberg, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided a copy of this disclosure to Weinberg, and requested that Weinberg furnish the Company with a letter, within the time periods prescribed by Item 304(a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Weinberg agrees with the statements made by the Company and, if not, stating the respects in which Weinberg does not agree.

A copy of Weinberg’s response to this Report on Form 8-K is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

The Company has engaged PLS CPA, A Professional Corp. (“PLS CPA”) as its independent registered public accounting firm for the Company’s fiscal years ended December 31, 2016 and December 31, 2017. The decision to engage PLS CPA as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

The Company has not consulted with PLS CPA regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that PLS CPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Weinberg & Baer, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: March 7, 2018	By:	/s/ Robert T. Malasek
Name: Robert T. Malasek
Chief Financial Officer Director